Exhibit 10.3.5

EXECUTION COPY

FIFTH AMENDMENT

THIS FIFTH AMENDMENT, dated as of August 17, 2005 (this “Amendment”), is among ADVANSTAR COMMUNICATIONS INC., a New York corporation (the “Borrower”) and the Lenders (as defined below) signatories hereto.

W I T N E S S E T H:

WHEREAS, the Borrower, various financial institutions from time to time parties thereto (collectively, the “Lenders”), Credit Suisse (f/k/a Credit Suisse First Boston and as successor in interest to DLJ Capital Funding, Inc.), as Lead Arranger and Syndication Agent and Bank of America, N.A. (as successor by merger to Fleet National Bank), as Administrative Agent, are parties to the Amended and Restated Credit Agreement, dated as of November 7, 2000 (as further amended, supplemented, amended and restated or otherwise modified prior to the date hereof, the “Existing Credit Agreement”);

WHEREAS, the Borrower has requested that the Lenders amend the Existing Credit Agreement in certain respects as more specifically set forth herein; and

WHEREAS, the Lenders have agreed, subject to the terms and conditions set forth herein, to amend the Existing Credit Agreement as set forth below (the Existing Credit Agreement, as amended by this Amendment, being referred to as the “Credit Agreement”);

NOW, THEREFORE, in consideration of the agreements herein contained, and for other valuable consideration the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows.

ARTICLE  I
DEFINITIONS

SECTION  1.1. Certain Definitions.  The following terms (whether or not underscored) when used in this Amendment shall have the following meanings (such meanings to be equally applicable to the singular and plural form thereof):

“Amendment” is defined in the preamble.

“Borrower” is defined in the preamble.

“Credit Agreement” is defined in the third recital.

“Existing Credit Agreement” is defined in the first recital.

“Lenders” is defined in the first recital.

“Fifth Amendment Effective Date” is defined in Section 3.1.

SECTION  1.2. Other Definitions.  Terms for which meanings are provided in the Existing Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used in this Amendment with such meanings.

ARTICLE  II
AMENDMENTS TO THE
EXISTING CREDIT AGREEMENT

Subject to the terms of Article III, effective on the Fifth Amendment Effective Date the Existing Credit Agreement is hereby amended in accordance with this Article.

SECTION  2.1. Amendments to Article I.  Article I of the Existing Credit Agreement is hereby amended by inserting the following definitions in the appropriate alphabetical order in Section 1.1 thereof.

“Contingent Payment” shall have the meaning set forth in the Purchase Agreement.

“Contingent Payment Date” means the earlier of (i) the date on which the Contingent Payment is paid and (ii) the date on which the Borrower determines that the Contingent Payment amount is zero.

“PGT” means Project Global Tradeshow, Inc., a New York corporation.

“Purchase Agreement” means the Stock Purchase Agreement, dated as of August 17, 2005 (as amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the terms of this Agreement), between the Borrower and the Seller.

“Seller” means Samuel Ben-Avraham.

SECTION  2.2. Amendments to Article VII.  Article VII of the Existing Credit Agreement is hereby amended as set forth below.

SECTION  2.2.1. Indebtedness.  Section 7.2.2. of the Existing Credit Agreement is hereby amended as follows:

(a) clause (d)(i)(x) of such Section is hereby amended in its entirety to read as follows:

“(x) any Subsidiary Guarantor owing to the Borrower or any Restricted Subsidiary (provided, that the amount of Indebtedness owing by PGT to the Borrower and Restricted Subsidiaries pursuant to this clause, when aggregated with the amount of Investments made by the Borrower and Restricted Subsidiaries in PGT pursuant to clauses (j) and (s) of Section 7.2.5, shall not at any time prior to the Contingent Payment Date exceed $5,000,000), or”

(b) subclause (2) contained in the final proviso of such Section is hereby amended in its entirety to read as follows:

“(2) in the case of any such Indebtedness owed by PGT, or owed by a Person other than the Borrower or a Subsidiary Guarantor (excluding PGT), such Indebtedness shall not be forgiven or otherwise discharged for any consideration other than payment (Dollar for Dollar or, if denominated in any currency other than Dollars, such currency) in cash unless the Administrative Agent otherwise consents;”

SECTION  2.2.2. Liens.  Section 7.2.3 of the Existing Credit Agreement is hereby amended by (i) deleting the word “and” appearing at the end of clause (q), (ii) replacing the reference to clause “(r)” with “(s)” and (iii) inserting a new “clause (r)”, to read in its entirety as follows:

(r)  Liens in favor of the Seller on assets of PGT, which Liens may be senior in priority to the Liens in favor of the Secured Parties.

SECTION  2.2.3. Investments.  Clause (s) of Section 7.2.5 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

(s)  other Investments (excluding Investments by the Borrower or a Restricted Subsidiary in PGT) in an aggregate amount not to exceed $10,000,000 at any time outstanding;

SECTION  2.2.4. Modification of Certain Agreements.  Section 7.2.10 of the Existing Credit Agreement is hereby amended by (i) replacing the phrase “or any Transaction Document” in the first instance with the phrase “, any Transaction Document or the Purchase Agreement”; (ii) replacing the word “or” immediately preceding clause (d) with a comma; and (iii) inserting the following clause (e) immediately after clause (d):

or (e) in the case of PGT, modify the Purchase Agreement or any document delivered in connection therewith to adversely affect the Lenders, including any change that would advance the payment date for or increase the amount of the Contingent Payment.

ARTICLE  III
CONDITIONS TO EFFECTIVENESS

SECTION  3.1. Effectiveness Conditions.  This Amendment shall become effective on the date (the “Fifth Amendment Effective Date”) when each of the conditions set forth in this Article have been satisfied.  The Administrative Agent shall provide written notice to the

Borrower of the occurrence of the Fifth Amendment Effective Date promptly following the occurrence thereof.

SECTION  3.1.1. Executed Counterparts.  The Administrative Agent shall have received counterparts of this Amendment duly executed and delivered on behalf of the Borrower and the Required Lenders.

SECTION  3.1.2. Affirmation and Consent.  The Administrative Agent shall have received counterparts of an Affirmation and Consent, dated as of the Fifth Amendment Effective Date, in form and substance reasonably satisfactory to the Administrative Agent, duly executed and delivered by an Authorized Officer of each of the Obligors other than the Borrower.

SECTION  3.1.3. Supplement to Subsidiary Guaranty.  The Administrative Agent shall have received counterparts of a Supplement to the Subsidiary Guaranty, dated as of the Fifth Amendment Effective Date, in form and substance satisfactory to the Administrative Agent, duly executed and delivered by an Authorized Officer of PGT.

SECTION  3.1.4. Supplement to Borrower Pledge and Security Agreement.  The Administrative Agent shall have received counterparts of a Supplement to the Borrower Pledge and Security Agreement, dated as of the Fifth Amendment Effective Date, in form and substance satisfactory to the Administrative Agent, duly executed and delivered by the Borrower together with certificates representing all issued and outstanding Capital Stock of PGT and undated stock powers duly executed in blank by an Authorized Officer of the Borrower.

SECTION  3.1.5. Supplement to Subsidiary Pledge and Security Agreement.  The Administrative Agent shall have received counterparts of a Supplement to the Subsidiary Pledge and Security Agreement, dated as of the Fifth Amendment Effective Date, in form and substance satisfactory to the Administrative Agent, duly executed and delivered by an Authorized Officer of PGT.

SECTION  3.1.6. [Copyright Security Agreement and Trademark Security Agreement.](1)

SECTION  3.1.7. Acknowledgment Letter.  The Administrative Agent shall have received a letter in form and substance satisfactory to it, executed and delivered by the Seller and the Administrative Agent, relating to the second-priority security interest of the Administrative Agent in assets of PGT.

SECTION  3.1.8. Secretary’s Certificate.  The Administrative Agent shall have received a certificate, dated the Fifth Amendment Effective Date, of an Authorized Officer of PGT as to (a) resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of each Loan Document executed by it, and (b) incumbency and signatures of those of its officers authorized to act with respect to each Loan Document executed by it.

(1)  If copyrights and trademarks owned by PGT are registered.

SECTION  3.1.9. Permitted Acquisition.  The Borrower shall have complied with the requirements of the definition of “Permitted Acquisition” as they relate to the acquisition of PGT.

ARTICLE  IV
MISCELLANEOUS PROVISIONS

SECTION  4.1. Cross-References.  References in this Amendment to any Article or Section are, unless otherwise specified, to such Article or Section of this Amendment.

SECTION  4.2. Loan Document Pursuant to Existing Credit Agreement.  This Amendment is a Loan Document executed pursuant to the Existing Credit Agreement and shall be construed, administered and applied in accordance with all of the terms and provisions of the Credit Agreement.

SECTION  4.3. Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION  4.4. Full Force and Effect; Limited Amendment.  Except as expressly amended hereby, all of the representations, warranties, terms, covenants, conditions and other provisions of the Existing Credit Agreement and the Loan Documents shall remain unchanged and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms.  The amendments set forth herein shall be limited precisely as provided for herein to the provisions expressly amended herein and shall not be deemed to be an amendment to, waiver of, consent to or modification of any other term or provision of the Existing Credit Agreement, any other Loan Document referred to therein or herein or of any transaction or further or future action on the part of the Borrower or any Obligor which would require the consent of the Lenders under the Existing Credit Agreement or any of the Loan Documents.

SECTION  4.5. Governing Law.  THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSES SECTION 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

SECTION  4.6. Execution in Counterparts.  This Amendment may be executed in any number of counterparts by the parties hereto, each of which counterparts when so executed shall be an original, but all the counterparts shall together constitute one and the same agreement.  The Required Lenders party to this Amendment hereby authorize and direct the Administrative Agent to execute and deliver the acknowledgment letter referenced in Section 3.1.7 of this Amendment.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION  4.7. Representations and Warranties.  In order to induce the Lenders to execute and deliver this Amendment the Borrower hereby (i) represents and warrants to the Lenders that both before and after giving effect to this Amendment, all of the statements set forth in clauses (a) and (c) of Section 5.2.1 of the Existing Credit Agreement are true and correct on and as of the Fifth Amendment Effective Date, and (ii) covenants and agrees that no proceeds of Revolving Loans will be applied to finance the acquisition of PGT pursuant to the Purchase Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers hereunto duly authorized as of the day and year first above written.

ADVANSTAR COMMUNICATIONS INC.

By:	/s/ Eric Lisman
Title: EVP

Bank of America, N.A. (as successor by merger to
Fleet National Bank), as Administrative Agent

By:	/s/ Amy B. Peden
Title: Vice President

Bank of America, N.A. (as successor by merger to
Fleet National Bank

By:	/s/ Amy B. Peden
Title: Vice President

CREDIT SUISSE, Cayman Islands Branch
(formerly known as CREDIT SUISSE FIRST
BOSTON, acting through its Cayman Islands
Branch)

By:	/s/ Judith E. Smith
Judith E. Smith
Title:Director

By:	/s/ Rianka Mohan
Rianka Mohan
Title:Associate

WELLS FARGO BANK, NATIONAL
ASSOCIATION

By:	/s/ Kyle R. Holtz
Kyle R. Holtz
Title: Vice President